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                           SCHEDULE VIII - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES



                          COLUMN A                 COLUMN B                 COLUMN C                COLUMN D          COLUMN E
                          --------                 --------                 --------                --------          ---------
                                                   BALANCE AT               CHARGED TO              CHARGED           BALANCE AT
                                                   BEGINNING                COST &                  AGAINST           END
PERIOD                    DESCRIPTION              OF PERIOD                EXPENSES                ALLOWANCE         OF PERIOD
- -------                   ----------------         ------------             ------------            -----------       ---------
Year Ended                Allowance for
December 31, 1991         Doubtful Accounts        $1,360,911               $1,131,970              $1,310,043        $1,182,838

Year Ended                Allowance for
December 31, 1992         Doubtful Accounts        $1,182,838               $  621,894              $  793,284        $1,011,448

Year Ended                Allowance for
December 31, 1993         Doubtful Accounts        $1,011,448               $  919,418              $  531,716        $1,399,150

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